                                                                   EXHIBIT 10.34

                                   AGREEMENT


        This Agreement is made by and between Networks Associates, Inc. ("the Company"), and you, William L. Larson, as of January 2, 2001 (the "Effective Date").

        1. You will serve as Special Advisor to the Company from the Effective Date until one year after the Effective Date (the "Employment Term"). As of the Effective Date, you resign as Chief Executive Officer and Chairman of the Board of the Company and although you will remain an employee of the Company, you relinquish all other officer and director positions with the Company and its affiliates. You will render such business and professional services in the performance of your duties, consistent with your position within the Company, as shall reasonably be assigned to you by the Company's Board of Directors (the "Board") or its Chief Executive Officer ("CEO"). You will devote your business efforts and time to the Company and such of its subsidiaries as the Board or CEO may designate. Your employment with the Company will end one year after the Effective Date (the "End Date").

        2. At-Will Employment. Your employment with the Company constitutes "at-will" employment. You and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option of either you or the Company.

        3.     Employee Benefits and Office.

               (a) Employee Benefits. During the Employment Term, you will be eligible to participate in accordance with the terms of all Company employee benefit plans that are applicable to other employees of the Company, as such plans and terms may exist from time to time, provided you are determined to be an employee of the Company according to the terms of such plans. However, you will not accrue any additional vacation under Company's vacation policy after the Effective Date and you shall not be permitted to participate in the Company's 401(k) plan. In the event you are determined to be ineligible to participate in the Company's employee benefit plans and subject to compliance with Sections 5, 10, 11, 12 and 15 and Exhibit A, the Company shall provide you with the same level of Company subsidized health (i.e., medical, vision and dental) coverage and executive benefits as in effect for you on the day of such determination through the End Date.

               (b) Office. From the Effective Date until your termination of service to the Company, you will be entitled to the use of an office and support staff as reasonably necessary to carry out your duties under this Agreement.

        4.     Compensation.

               (a) Base Salary. During the Employment Term, the Company will pay you as compensation for your services a base salary at the annualized rate of $420,000 (the "Base Salary"). The Base Salary will be paid through payroll periods that are consistent with the Company's normal payroll practices, assuming that you are in compliance with all of your obligations under this Agreement, including (without limitation) Sections 5, 10, 11, 12 and 15 and Exhibit A.

               (b) Bonus. The Company will pay you 100% of your target bonus of $580,000 in equal monthly tranches, assuming that you are in compliance with all of your obligations under this Agreement, including (without limitation) Sections 5, 10, 11, 12 and 15 and Exhibit A.

               (c) Stock Options. During the Employment Term, your unexpired stock options will continue to vest and become exercisable pursuant to the terms and conditions of the stock option plans and the applicable stock option agreements by and between you and the Company (or its related applicable entity), assuming in each case that you are providing services to the Company on each vesting date and that you are in compliance with all of your obligations under this Agreement, including (without limitation) Sections 5, 10, 11, 12 and 15 and Exhibit A. For purposes of clarification, the post-termination exercisability period with respect to your McAfee.com stock options will not begin while you are providing services to the Company pursuant to this Agreement. During the Employment Term, only your unexpired stock options to purchase Company Common Stock will continue to be subject to the terms and conditions of the prior employment agreement entered into between you and the Company (the "Change of Control Agreement").

               (d) Indemnification and D&O Insurance. The parties agree that you will continue to be covered by the terms and conditions of the Indemnity Agreement entered into between you and the Company on September 7, 1993 (the "Indemnity Agreement") and that the parties' rights and obligations thereunder are unaffected by this Agreement.

        5. Settlement Agreement and Release. On the date you sign this Agreement, you will sign and deliver to the Company a Settlement Agreement and Release in the form attached as Exhibit A.

        6.     Severance.

               (a) Termination other than for Cause. If the Company terminates your service to the Company for any reason other than Cause, or you resign as described in Section 6(c), then, subject to your compliance with Sections 5, 10, 11, 12 and 15 and Exhibit A, you will receive (i) all of the compensation described in Section 4, including the continued payment of your annual Base Salary ($420,000) and annual target bonus ($580,000) through the End Date, (ii) continued vesting of your unexpired stock options to purchase Company Common Stock through the End Date and ninety (90) days following such period to exercise such vested options, (iii) continued coverage under the Change of Control Agreement during such period, ignoring the requirement that you remain a Company employee, and (iv) the same level of Company subsidized health (i.e., medical, vision and dental) coverage and executive benefits as in effect for you on the day of your termination through the End Date. You will not receive any other compensation or benefits from the Company except as may required by law in accordance with established Company plans and policies.

               (b) Voluntary Termination or Termination for Cause. If you voluntarily terminate your service to the Company for a reason other than as described in Section 6(c) or the Company terminates your employment for Cause, then (i) you will receive the Base Salary through the date of termination, and
(ii) you shall not receive any other compensation or benefits from the Company except as may required by law in accordance with established Company plans and policies. For example (but not by way of limitation), you will not receive any of the other compensation described in Section 4.

               (c) Definition of Cause. Termination of your employment for "Cause" means termination due to your willful misconduct or gross negligence which is materially injurious to the Company and its subsidiaries taken as a whole and/or your failure to satisfy any of your obligations under this Agreement, including (but not limited to) your obligations under Sections 5, 10, 11, 12 and 15 and Exhibit A; provided, however, that the determination that you have failed to satisfy your obligations under this Agreement must be made in good faith by the Board and you will be given written notice by the Board detailing the specific facts of such breach, and a reasonable opportunity (of least thirty (30) days) to cure same. You will also receive the above-described severance if you resign from your employment as a result of a material reduction in your compensation or benefits, a request to move your primary work location to a place more than twenty-five (25) miles from your work location at the time this Agreement is executed without your written consent, or if there is a change, without your written consent, such that you no longer directly report to the Board.

               (d) Removal of Files. Following your termination of employment, you may remove your personal files from the Company's premises. Any file containing "Employment Information" (as defined in Section 10) may not be removed from the Company's premises without the written consent of the Board.

               (e) Excise Tax. If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would
(i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing within three (3) business days of the Change in Control a different order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your stock awards unless you elect in writing a different order for cancellation.

                      (i) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. The Company and you shall equally share all expenses with respect to the determinations by such accounting firm required to be made hereunder.

                      (ii) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and you within thirty (30) calendar days after the date on which your right to a Payment is triggered (if requested at that time by the Company or you) or such other time as requested by the Company or you. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and you.

                      (iii) If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the reduction set forth in this Section 6(e), it shall furnish the Company and you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment.

        7. Assignment. This Agreement will be binding upon and inure to the benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of your right to compensation or other benefits will be null and void.

        8. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

               If to the Company:

               Networks Associates, Inc.
               3965 Freedom Circle
               Santa Clara, CA  95054

               Attn: General Counsel

               If to you:

               at the last residential address known by the Company.

        9. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

        10. Confidentiality. During the Employment Term and thereafter, you agree to use your best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, including any documents incorporated by reference, the consideration for this Agreement, any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom you called or with whom you became acquainted during the term of your employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to you by the Company either directly or indirectly in writing or orally (hereinafter collectively referred to as "Employment Information"). You agree to take every reasonable precaution to prevent disclosure of any Employment Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Employment Information. You agree to take every precaution to disclose Employment Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Employment Information.

        11. Non-Competition and Non-Solicitation. With respect to the businesses of the Company or any of its subsidiaries on either the Effective Date or the date of your termination of employment from the Company and all of it subsidiaries (collectively, the "Businesses"), you agree that during the period beginning on the Effective Date and ending on the date on which your employment with the Company terminates, you, directly or indirectly, whether as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will not engage, participate or invest in (except for any indirect investments as a result of your investments in venture funds or mutual funds) any business activity anywhere in the world that is directly competitive with the principal products or services of the Businesses; and that during period beginning on the Effective Date and ending one year after the date on which you terminate employment, you, directly or indirectly, whether as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will (a) not hire or attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with the Businesses; and (b) not directly or indirectly solicit business from any of the Businesses' customers and users on behalf of any business that directly competes with the Businesses.

        12. Non-Disparagement. You and the Company agree to refrain from making any negative comments about the other concerning their respective business, products or services, officers, employees and directors and to refrain from any, defamation, libel or slander of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.

        13. Entire Agreement. This Agreement (including Exhibit A), together with the Change in Control Agreement, the Indemnity Agreement and your stock option agreements, represents the entire agreement and understanding between the Company and you concerning your employment relationship with the Company or any of its subsidiaries, and supersedes and replaces any and all prior agreements and understandings concerning your employment relationship with the Company.

        14.    Arbitration and Equitable Relief.

               (a) Except as provided in Section 14(d) below, you and the Company agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof will be settled by arbitration to be held in the County of San Francisco,



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

California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

               (b) The arbitrator will apply California law to the merits of any dispute or claim (with the exception of its conflict of laws provisions). You hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

               (c) The Company will pay the direct costs and expenses of the arbitration. The Company and you each will pay your own counsel fees and expenses.

               (d) The Company or you may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary to enforce the provisions of this Agreement, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

               (e) You understand that nothing in this Section 14 modifies your at-will status. Either the Company or you can terminate the employment relationship at any time, with or without cause.

               (f) YOU HAVE READ AND UNDERSTAND THIS SECTION 14, WHICH DISCUSSES ARBITRATION. YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, YOU AGREE TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF YOUR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                      (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                      (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, AND ANY LAW OF ANY STATE; AND

                      (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

        15. Cooperation with Company. During and after the Employment Term, you will cooperate fully with the Company, including, but not limited to, responding to the reasonable requests of the Company's Board or General Counsel, in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against the Company or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which the Company reasonably deems your cooperation necessary or desirable. You agree to provide reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, participating in discovery and trial preparation and testimony as may reasonably be deemed necessary or desirable by the Company relating to its position in any such legal proceedings. You also agree to promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by you in connection with any such legal proceedings, unless you are expressly prohibited by law from so doing. You will act in good faith to furnish the information and cooperation required by this
Section 15 and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create an undue hardship for you. The Company will reimburse you for reasonable out-of-pocket expenses incurred by you as a result of your cooperation, within ten (10) days of the presentation of appropriate documentation thereof, in accordance with the Company's standard reimbursement policies and procedures. The failure by you to cooperate fully with the Company in accordance with this Section 15 will be a material breach of the terms of this Agreement which will result in all commitments of the Company to make additional payments to you becoming null and void. Notwithstanding anything in this Section, it is agreed that if possible the Company will provide you with reasonable advance notice regarding these activities, and that any requests made hereunder by the Company will be made in good faith and reasonable.

        16. No Oral Modification, Cancellation or Discharge. This Agreement may be changed or terminated only in writing (signed by you and the Board).

        17. Withholding. The Company is authorized to withhold, or cause to be withheld, from any payment or benefit under this Agreement the full amount of any applicable withholding taxes.

        18. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

        19. Authority. The Company represents and warrants that the person signing this Agreement on its behalf has full authority to act for the Company.

        20. Acknowledgment. You acknowledge that you (i) have read this Agreement, (ii) have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice or that you voluntarily have declined to seek counsel, (iii) understand the terms and consequences of this Agreement, and (iv) are fully aware of the legal and binding effect of this Agreement.



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

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth above.


                                        WILLIAM L. LARSON


                                        /s/ WILLIAM L. LARSON
                                        ----------------------------------------
                                        William L. Larson



                                        NETWORKS ASSOCIATES, INC.



                                        By: /s/ KENT H. ROBERTS
                                           -------------------------------------

                                        Title: Vice President, Legal Affairs
                                              ----------------------------------

                                   EXHIBIT A

                        SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release ("Agreement") is made by and between Networks Associates, Inc. (the "Company"), and William L. Larson ("Employee") as of January 2, 2001.

     WHEREAS, Employee was employed by the Company as its Chief Executive Officer and Chairman of the Board; and

     WHEREAS, the Company and Employee have entered into an Agreement dated January 2, 2001 (the "Initial Agreement"), whereby Employee will resign as Chief Executive Officer and Chairman of the Board and will thereafter serve as Special Advisor to the Company;

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

     1. Termination. Employee's position with the Company as Chief Executive Officer and Chairman of the Board terminated on January 2, 2001.

     2. Consideration. As consideration for this Agreement, the Company has entered into the Initial Agreement and will pay the compensation described in
Section 4 of the Initial Agreement.

     3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of any confidentiality agreement between Employee and the Company.

     4. Employee Release of Claims. Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation.

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

          (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et. seq. and all amendments to each such Act as well as the regulations issued thereunder.

          (d) any and all claims for violation of the federal, or any state, constitution;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f)  any and all claims for attorneys' fees and costs.

     Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this release does not extend to (i) any obligations incurred under this Agreement, (ii) any claims for compensation or severance earned by or due to the Employee (including salary, bonus, vesting and benefits) under the terms of the Initial Agreement, the Change in Control Agreement and the Indemnity Agreement, and (iii) any of the Employee's vested benefits, including his 401(k) benefits.

     Employee acknowledges and agrees that any breach of this paragraph shall constitute a material breach of the Agreement and of the Initial Agreement. Employee shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company in defending against a claim or suit brought or pursued by Employee in violation of this provision.

     5. Acknowledgement of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven
(7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company's General Counsel at Networks Associates, Inc., 3965 Freedom Circle, Santa Clara, California 95054, by close of business on the seventh day from the date that Employee signs this Agreement.

      6. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

      7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

      8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement and the Initial Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company, its subsidiaries, its parents, or related companies, or any successor and will not apply to work as an independent contractor for the Company, its parents, its subsidiaries or any successor.

      9. Confidentiality. Employee and the Company agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, including any documents incorporated by reference, the consideration for this Agreement, any applicable proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the term of his employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing or orally (hereinafter collectively referred to as "Employment Information"). Employee and the Company agree to take every reasonable precaution to prevent disclosure of any Employment Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Employment Information. Employee and the Company agree to take every precaution to disclose Employment Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Employment Information.

      10. No Cooperation. Employee and the Company agree they will not act in any manner that might damage the business of the other. Employee and the Company agree that they will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the other and/or any officer, director, employee, agent, representative, shareholder or attorney of the other, unless under a subpoena or other court order to do so.

      11. Non-Disparagement. Employee and the Company agree to refrain from making any negative comments concerning the other's business, products or services, officers, employees and directors and to refrain from any, defamation, libel or slander of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.

      12. No Admission of Liability. Employee and the Company understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by Employee or the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsify of any claims heretofore made or (b) an acknowledgement or admission by Employee or the Company of any fault or liability whatsoever to the other or to any third party.

      13. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

      14. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration as described in the Initial Agreement.

      15. Authority. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

      16. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      18. Entire Agreement. This Agreement, the Initial Agreement and any confidentiality agreement represent the entire agreement and understanding between the Company and Employee concerning these matters.

     19. No Oral Modification. This Agreement may only be amended in writing signed by Employee and an authorized officer of the Company.

     20. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     21. Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.

     22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth above.



                                      NETWORKS ASSOCIATES, INC.


                                      By: /s/ KENT H. ROBERTS
                                         ---------------------------------
                                      Title: Vice President, Legal Affairs



                                      WILLIAM L. LARSON, an individual


                                      /s/ WILLIAM L. LARSON
                                      -------------------------------------
                                      William L. Larson